Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Dick Hobbs
(414) 347-3836
SENSIENT ANNOUNCES RETIREMENT OF PUBLIC BONDS
          MILWAUKEE — April 1, 2009 — Sensient Technologies Corporation (NYSE: SXT) announced today that all of its 6.5% public bonds have been paid off.
          “Paying off these bonds is an important step for Sensient,” said Kenneth P. Manning, Chairman and CEO of Sensient Technologies Corporation. “We have sufficient capital at favorable terms so that we have no significant financing needs for the next few years. We will continue to pay down debt over the next several years because of our consistently strong cash flow.”
     Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances. Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty chemicals. The company’s customers include major international manufacturers representing some of the world’s best-known brands. Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient-tech.com
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